EXHIBIT 99.1

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[GRAPHIC]

Historical Performance

Delivering Results

($ in millions)

Revenue (a)

[CHART]

$123.1	$159.5	$173.6	$180.1	$196.7

1999	2000	2001	2002	2003

EBITDA (a) / Net Income (a)

[CHART]

$16.6/$2.8	$18.2/$2.7	$20.1/$2.4	$21.6/$0.2	$22.4/($3.2)

1999	2000	2001	2002	2003

Note: EBITDA adjusted for non-recurring charges and management fee.

(a)  2001 figure represents sum of predecessor and successor company.

[LOGO]

Highlights of 1H 2004 Performance

($ in millions)

	1H 2003	1H 2004	Growth
Revenue	$93.7	$114.2	21.9%

Restaurant Level EBITDA	15.1	17.2	13.9%

General & Administrative	4.0	5.1	27.5%

EBITDA before Pre-Opening (a)	$11.1	$12.1	9.0%

Pre-Opening Costs	0.1	2.0	NM

EBITDA (a)	$11.0	$10.1	(8.2)%

Net Income	$(0.8)	$(3.1)	NM

Same Store Sales Growth	(1.3)%	4.4%	—

(a) EBITDA adjusted for management fee.

Reconciliation of Non-GAAP Measures

($ in thousands)

	Fiscal Year						Twenty Six Weeks
	1999	2000	2001		2002	2003	2003 1H	2004 1H
	Predecessor			Successor			(Unaudited)
			12/31/00- 08/22/01	08/23/01- 12/29/01
Net income (loss)	$2,774	$2,736	$1,870	$548	$207	$(3,180)	$(767)	$(3,085)
Accrued dividends and accretion on mandatorily redeemable preferred stock	—	—	—	1,111	3,347	3,733	1,832	2,066
Income tax expense (benefit)	1,800	1,750	1,200	779	3,054	1,489	2,411	(415)
Write-off deferred loan costs on early extinguishment of debt	—	—	—	—	—	2,313	—	—
Interest expense	8,177	8,842	5,711	1,626	3,720	3,069	1,600	1,796
D&A	3,886	4,911	3,761	2,731	8,717	9,675	4,672	5,462
Management fees and covenants not to compete	—	—	—	778	2,550	2,550	1,274	4,240
Impairment of assets	—	—	—	—	—	1,513	—	—
One-time expense for the settlement of a labor dispute	—	—	—	—	—	1,200	—	—
EBITDA	16,637	18,239	12,542	7,573	21,595	22,362	11,022	10,064
Pre-opening costs	1,658	1,802	645	319	911	1,110	111	1,989
EBITDA before pre-opening	18,295	20,041	13,187	7,892	22,506	23,472	11,133	12,053
G&A expenses	5,589	8,024	4,732	2,555	7,576	9,769	3,957	5,171
Less: One-time expense from the settlement of a labor dispute	—	—	—	—	—	(1,200)	—	—
G&A expenses, adjusted	5,589	8,024	4,732	2,555	7,576	8,569	3,957	5,171
Restaurant level EBITDA	$23,884	$28,065	$17,919	$10,447	$30,082	$32,041	$15,090	$17,224